MARC M. SELTZER (54534)
          GEORGE A. SHOHET (112697)
          CORINBLIT & SELTZER
          A Professional Corporation
          3700 Wilshire Boulevard, Suite 820
          Los Angeles, CA 90010-3085
          Telephone: (213) 380-4200

          Chairman of the Executive Committee               CALENDAR
             of Counsel for Plaintiffs                      OCT 15 1997
                                                            KAYE, SCHOLER
          ROBERT C. SCHUBERT (62684)
          JUDEN JUSTICE REED (153748)
          SCHUBERT & REED LLP
          Two Embarcadero Center, Suite 1050
          San Francisco, CA 94111
          Telephone: (415) 768-4220

          Member of Executive Committee and
             Attorneys for Derivative Plaintiff

          (Additional Counsel Appear on
          Signature Page)



                             UNITED STATES DISTRICT COURT

                            CENTRAL DISTRICT OF CALIFORNIA

                                   WESTERN DIVISION


          In re COMPUMED, INC.  SECURITIES   )    Master File No.
          LITIGATION                         )    CV-95-7051-MRP(VAPx)
                                             )
          ___________________________________)    CLASS ACTION
                                             )    ------------
          This Document Relates To:          )
                                             )
               ALL ACTIONS.                  )
          ___________________________________)



                          STIPULATION OF SETTLEMENT OF CLASS
                          ----------------------------------

                             ACTION AND DERIVATIVE CLAIMS
                            -----------------------------


               This Stipulation of Settlement (the "Stipulation"), dated as of August 12, 1997, is made and entered into by and among the following parties (as defined further in Section V hereof) to the above-entitled consolidated Class and Shareholder Derivative actions (collectively, the "Litigation"): (i) The Class

          Plaintiffs and the Derivative Plaintiff (on behalf of themselves,

          each of the Settlement Class Members, and derivatively on behalf of CompuMed, Inc. ("CompuMed" or the "Company"), respectively),

          by and through their counsel of record in the Litigation; and

          (ii) the Defendants, by and through their counsel of record in the Litigation.  The Stipulation is intended by the Settling

          Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined herein), upon and subject to the terms and conditions hereof.



               I.   THE LITIGATION.
                    --------------

                    On October 18, 1995, the Class Plaintiffs filed the

          first of several class action lawsuits in the United States

          District Court, Central District of California, Western Division

          (the "Court") against CompuMed and certain of its current and former officers and directors, including the Individual Defen-

          dants, as defined below.  On November 3, 1995, the Derivative

          Plaintiff filed a stockholders, derivative suit in the Court against the Individual Defendants with the Company named as a nominal defendant.  On January 4, 1996, the Court consolidated the various Class Action cases with each other and with the

          Derivative Action, defined below, in an action entitled In re
                                                                  -----

          CompuMed.Inc. Securities Litigation, CV-95-7051-MRP(VAPx)
          -----------------------------------

          (collectively, together with the Class Actions and the Derivative

          Action, the "Litigation").  On February 6, 1996, the Class

          Plaintiffs filed a Corrected Consolidated Amended Class Action

          Complaint (the "Class Action Complaint") in the consolidated action, which superseded the prior class action complaints on or about February 14, 1996, Derivative Plaintiff filed a First

          Amended Derivative Complaint in the Court (the "Derivative

          Complaint"), which superseded the prior derivative complaint.



               II.  PRETRIAL PROCEEDINGS AND SETTLEMENT.
                    -----------------------------------

                    A.   DISCOVERY, INVESTIGATION AND RESEARCH CONDUCTED BY
                         --------------------------------------------------

                          PLAINTIFFS.
                         -----------

                    Counsel for the Class Plaintiffs and the Derivative

          Plaintiff have conducted extensive discovery and investigation during the prosecution of the Litigation.  This discovery and investigation has included, inter alia, (i) inspection and
                                      ----- ----

          analysis of voluminous documents produced by Defendants and others, (ii) Defendants, responses to Class Plaintiffs,

          interrogatories; (iii) consultation with experts; (iv) review of

          CompuMed's public filings, annual reports and other public statements; and (v) research of the applicable law with respect to the claims asserted in the Class Action Complaint and the

          Derivative Complaint and the potential defenses thereto.

                    B.   BENEFITS OF THE SETTLEMENT.
                         --------------------------

                    The settlement set forth in this Stipulation provides

          for a combined settlement of the Class Action and Derivative claims which is intended by the Settling Parties to fully,

          finally and forever resolve any disputes or controversies

          relating to or arising out of the Litigation.  The Settling

          Parties agree and acknowledge that the combined settlement of the

          Class Action and Derivative claims as provided for in this

          Stipulation confers substantial benefits upon the Settlement

          Class and CompuMed and its current shareholders.  The benefits to

          CompuMed include the following: (i) CompuMed has agreed to adopt certain corporate governance measures, set forth more fully in

          Paragraph V. 2.2 (b) , below, respecting the trading by insiders or other key employees of CompuMed's securities and the approval of material contracts entered into by CompuMed (ii) the

          Derivative Action Settlement Fund (less Court approved fees and costs) will be made available to pay a substantial portion of the amount agreed to settle the Class Action claims; (iii) CompuMed will be relieved of any potential liability on the Class Action claims; (iv) CompuMed will be relieved of any potential liability to the Individual Defendants to indemnify them for any liability or expenses incurred in connection with the defense of the Class

          Action claims; (v) CompuMed will be relieved of the further expenses and costs of defending the Class Action claims asserted against it; and (vi) CompuMed and its management will avoid the distraction arising out of continued litigation.

                    C.   JUDICIAL SUPERVISION OF SETTLEMENT
                         ----------------------------------

                         NEGOTIATION PROCESS.
                         -------------------

                    The settlement set forth in this Stipulation was

          negotiated in good faith over a period of many months under the supervision and guidance of a Court-appointed mediator, Charles

          A. Bakaly, Esq.  The Court was periodically advised of the pro-

          gress of those negotiations and encouraged the parties to conduct such negotiations under the mediator's supervision.  The

          essential terms of the settlement set forth in this Stipulation were recommended and approved by the mediator as fair, reasonable and adequate to the Class, CompuMed and its current shareholders and the Individual Defendants, and as having been entered into in good faith.

               III. DEFENDANTS' STATEMENT AND DENIALS OF WRONGDOING
                    -----------------------------------------------

                    AND LIABILITY.
                    -------------

                    The Defendants have denied and continue to deny each

          and all of the claims and contentions alleged by the Class

          Plaintiffs and the Derivative Plaintiff in the Litigation.  The

          Defendants have denied and continue to deny all charges of wrong-

          doing or liability against them arising out of any of the

          conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation.  The Defendants also have denied and continue to deny, inter alia, the allegations that the
                                       ----- ----

          Class Plaintiffs or the Settlement Class have suffered damage, or that the Class Plaintiffs or the Settlement Class were harmed by the conduct alleged in the Class Action Complaint, or that the

          Derivative Plaintiff, CompuMed or the current holders of CompuMed common stock were harmed by the conduct alleged in the Derivative

          Complaint.  Additionally, Defendants assert that they have strong factual and legal defenses to all claims against them and that all claims and contentions against them are not well-taken.

          Neither this Stipulation, nor any document referred to herein,

          nor any action taken to carry out this Stipulation is, may be construed as, or may be used, directly or indirectly as an admission by or against any Defendant of any fault, wrongdoing or liability whatsoever.  There has been no determination by any

          Court, administrative agency or tribunal as to the factual allegations made against the Defendants.  Entering into or carry-

          ing out this Stipulation, the exhibits hereto, and any negotia-

          tions or proceedings related thereto, shall not, directly or indirectly, be construed as, or deem to be evidence of, an admission or concession by any of the Defendants.

                    Nonetheless, and without admitting any wrongdoing or

          liability, the Defendants have concluded that the further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled to limit further expense, inconvenience and distraction and to dis-

          pose of burdensome and protracted litigation.  The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this Litiga-

          tion.

               IV.  CLAIMS OF THE CLASS PLAINTIFFS AND THE DERIVATIVE
                    -------------------------------------------------

                    PLAINTIFF AND BENEFITS OF SETTLEMENT.
                    ------------------------------------

                    The Class Plaintiffs, the Derivative Plaintiff and

          their counsel believe that the evidence developed to date

          supports the claims asserted in the Litigation.  However, counsel for the Class Plaintiffs and the Derivative Plaintiff recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and through appeals.  Counsel for the Class

          Plaintiffs and the Derivative Plaintiff also have taken into account the uncertain outcome and the risk of any litigation,

          especially in complex actions such as this Litigation, as well as the difficulties and delays inherent in such litigation and the likelihood of protracted appellate review.  Counsel for the Class

          Plaintiffs and the Derivative Plaintiff also are mindful of the inherent problems of proof under and the defenses Defendants have asserted and can assert to the federal securities law violations and other claims asserted in the Class Action Complaint and the

          Derivative Complaint, including the defenses alleged by the

          Defendants in the pleadings filed in the Litigation.  As a consequence of the foregoing investigation and analyses, counsel for the Class Plaintiffs and the Derivative Plaintiff have engaged in intensive arm's length negotiations with counsel for the Defendants with a view to achieving the substantial benefits provided by the Settlement on the terms as set forth in this

          Stipulation.  The Class Plaintiffs, the Derivative Plaintiff, and

          their counsel believe that the settlement set forth in the

          Stipulation confers substantial benefits upon the Settlement

          Class, each of the Settlement Class Members and CompuMed.  Based on their evaluation, the Class Plaintiffs, the Derivative

          Plaintiff and their counsel have determined that the settlement set forth in the Stipulation is fair, reasonable and adequate and in the best interests of the Class Plaintiffs, the Settlement

          Class and each of the Settlement Class Members, the Derivative

          Plaintiff, the current holders of CompuMed common stock and

          CompuMed.


               V.   TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT.
                    ------------------------------------------------

                    NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by

          and among the Class Plaintiffs and the Derivative Plaintiff, for themselves, the Settlement Class Members, and derivatively on behalf of CompuMed, respectively, and the Defendants, by and through their respective counsel of record, that, subject to the approval of the Court, the Litigation and the Released Claims

          shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed on the merits and with

          prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as follows:

                    1.   DEFINITIONS.
                         -----------

                    As used in the Stipulation the following terms have the

          meanings specified below:

                    1.1  "CompuMed" means CompuMed, Inc. and all of its

          predecessors, successors, parents, subsidiaries, divisions and related or affiliated entities.

                    1.2  "Authorized Claimant" means any Settlement Class

          Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

                    1.3  "Claimant" means any Settlement Class Member who

          files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

                    1.4  "Class Action Settlement Fund" means the principal

          amount of Nine Hundred Thousand Dollars ($900,000) plus interest which has been paid pursuant to Paragraph V.2.1 of this Stipulation,

          the Shares and Warrants to be issued pursuant to Paragraph V.2.1,

          and that portion of the Derivative Action Settlement Fund, as defined in Paragraph V.1.29, below, which is transferred to the

          Class Escrow Agent pursuant to Paragraph V.2.2, below.

                    1.5  "Class Counsel" means Corinblit & Seltzer, a

          Professional Corporation, Marc M. Seltzer, Gretchen M. Nelson,

          3700 Wilshire Boulevard, Suite 820, Los Angeles, California

          90010-3085, telephone 213/380-4200.

                    1.6  "Class Escrow Agent" means the law firm of

          Corinblit & Seltzer, a Professional corporation.

                    1.7  "Class Plaintiffs" means Class Representatives

          Jeffrey Lynn, Dana Bruno, Arthur Shinensky, CPA-Data Systems,

          Inc., JDA Systems Corp., Ronald M. Sherin, Kensington Trading

          Abe-II, Rivie P. Gelman, Richard P. Pogozelski, Arthur Birnbaum,

          Leon Berger, Pano Stephens, Stuart Schachter, Myron S. Kavalgian

          and Reba A. Pressman on behalf of themselves and all others similarly situated.

                    1.8  "Court" means the United States District Court for

          the Central District of California, Western Division.

                    1.9  The term "Current Shareholder" of CompuMed means

          those Persons who beneficially owned any shares of CompuMed common stock on July 31, 1996, the date the settlement set forth in this Stipulation was agreed to in principle, and who continue to own such shares through the Effective Date, as defined herein.

                    1.10 "Defendants" means CompuMed and the Individual

          Defendants as  defined in Paragraph V.1.18, below.

                    1.11 "Derivative Action Settlement Fund" means the

          principal amount of Four Hundred Thousand Dollars ($400,000) plus interest which has been paid pursuant to Paragraph V.2.2 of this

          Stipulation.

                    1.12 "Derivative Counsel" means Schubert & Reed LLP,

          Robert C. Schubert, Juden Justice Reed, Two Embarcadero Center,

          Suite 1050, San Francisco, California 94111, telephone

          415/788-4220.

                    1.13 "Derivative Escrow Agent" means the law firm of

          Schubert & Reed LLP or their successors.

                    1.14 "Derivative Plaintiff" means Charles Robert Farr,

          derivatively on behalf of CompuMed.

                    1.15 "Effective Date,, means the first date by which

          all of the events and conditions specified in Paragraph V.8.1 of the Stipulation have been met and have occurred.

                    1.16 "Final" as used in connection with the Judgment,

          as defined in Paragraph V.1.19, hereof, means that the Court has entered the Judgment and means: (i) The date of final affirmance on an appeal, the expiration of the time for a petition for a writ of certiorari and, if certiorari be granted, the date of final affirmance following review pursuant to that grant; or (ii) the date of final dismissal of any appeal or the final dismissal of any proceeding on certiorari; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Court's Judgment approving the Stipulation substantially in the form of Exhibit B hereto in

          Paragraph V.B.I(d); i.e., thirty days after entry of the
                              - -

          Judgment.  An appeal or petition for a writ of certiorari

          pertaining solely to any plan of allocation and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming final.

                    1.17 "Good Faith Order" means a finding by the Court,

          pursuant to Federal common law and/or California Code of Civil

          Procedure Sections 877 and 877.6, barring any and all claims against Defendants for equitable comparative contribution, or partial or comparative indemnity, based upon comparative

          negligence or comparative fault, and any and all other claims for contribution or indemnity, however denominated, against any

          Defendant, that have been or could have been asserted by any

          Person, based upon, relating to or arising out of the conduct alleged in the Litigation, including, but not limited to,

          Montgomery Securities.

                    1.18 "Individual Defendants" means Rod N. Raynovich,

          DeVere B. Pollom, Robert G. Funari, Robert Stuckelman, Howard

          Mark, M.D. and Russell Walker.

                    1.19 "Judgment" means the judgment to be rendered by

          the Court, substantially in the form attached hereto as Exhibit

          B.

                    1.20 "Person" means an individual, corporation,

          partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses,

          heirs, predecessors, successors, representatives, or assignees.

                    1.21 "Plaintiffs' Settlement Counsel" means Class

          Counsel and Derivative Counsel, collectively.

                    1.22 "Plan of Allocation" means a plan or formula of

          allocation of the Class Action Settlement Fund which shall separately be  submitted by Class Counsel to the Court, whereby the Class Action Settlement Fund shall be distributed to

          Authorized Claimants after payment of expenses of the Class

          Action notice and administration of the Settlement and such attorneys, fees, costs, expenses and interest as may be awarded by the Court.  Any Plan of Allocation is not part of the

          Stipulation.

                    1.23 "Related Parties" means each of a Person's past or

          present directors, officers, employees, partners, agents,

          independent contractors, accountants, public relations firms,

          parents, subsidiaries, affiliates, divisions, executors,

          insurers, co-insurers, reinsurers, attorneys, personal or legal representatives, joint venturers, assigns, spouses, heirs,

          associates, estates, any entity in which a Person has a

          controlling interest, any members of their immediate families, or any trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant and/or member(s) of his family.  The foregoing definition of "Related

          Parties" does not include (i) Montgomery Securities, (ii) any other securities brokers or dealers, (iii) Merck or, (iv) any of their Related Parties.

                    1.24 "Released Claims" with respect to the claims

          asserted on behalf of the Settlement Class means any and all claims, actions, causes of action, allegations, rights or

          liabilities, including, but not limited to, claims for

          negligence, gross negligence, professional negligence, breach of duty of care, breach of duty of loyalty, fraud,

          misrepresentation, breach of fiduciary duty, mismanagement,

          corporate waste, malpractice, breach of contract, negligent misrepresentation, violations of any state or federal statutes,

          rules or regulations, including Unknown Claims as defined in

          Paragraph V.1.30 hereof, that have been or could have been asserted by the Class Plaintiffs and the Settlement Class Members,

          or any of them, regardless of the claims, nature (whether the claims are individual, class, representative or direct, or otherwise) against the Released Persons, as defined in Paragraph

          V.1.25, below, or any of them, in the Litigation by reason of or related to (i) the purchase or other acquisition of CompuMed-common stock by a Class Plaintiff or a Settlement Class Member during the

          Settlement Class Period, or any loss by reason thereof, or (2)

          with any of the facts, transactions, events, occurrences, acts,

          disclosures, statements, omissions or failures to act, of

          whatever kind or character whatsoever, irrespective of the state of mind of the actor performing or omitting to perform the same,

          which were or could have been alleged in the Litigation, the

          Class Action Complaint, any other complaint, pleading, argument,

          motion, brief, report or filing in the Litigation.  "Released

          Claims" with respect to the claims asserted derivatively means any and all claims, actions, causes of action, allegations,

          rights or liabilities, including, but not limited to, claims for negligence, gross negligence, professional negligence, breach of duty of care, breach of duty of loyalty, fraud, misrepresenta-

          tion, breach of fiduciary duty, mismanagement, corporate waste,

          malpractice, breach of contract, negligent misrepresentation,

          violations of any state or federal statutes, rules or regula-

          tions, including Unknown Claims, that have been or could have been asserted by the Derivative Plaintiff, regardless of the claims' nature (whether the claims are individual, class,

          representative or direct, or otherwise) against the Released

          Persons in the Litigation by reason of or related to (1) the purchase or other acquisition of CompuMed common stock by a Class

          Plaintiff or a Settlement Class Member during the Settlement

          Class Period, or any loss by reason thereof, or (2) any of the facts, transactions, events, occurrences, acts, disclosures,

          statements, omissions or failures to act, of whatever kind or character whatsoever, irrespective of the state of mind of the actor performing or omitting to perform the same, which were or could have been alleged in the Litigation or which could be asserted against the Released Persons relating to the resolution of the Litigation, the Derivative Complaint, any other complaint,

          pleading, argument, motion, brief, report or filing in the

          Litigation.

                    1.25 "Released Persons" means each and all of the

          Defendants and their Related Parties.

                    1.26 "Settlement Class" or "Class" means all persons

          who purchased CompuMed common stock between August 11, 1995 and

          October 17, 1995, inclusive, and who suffered damages as a result thereof.  Excluded from the Class are the named Defendants,

          members of the immediate families of each defendant, any entity in which any defendant has a controlling interest, and the legal representatives, heirs, successors, predecessors in interest, or assigns of any of the Defendants.  Also excluded from the Settle-

          ment Class are those persons who timely and validly request exclusion from the Settlement Class pursuant to the "Notice of

          Pendency and Settlement of Class Action" to be sent to the

          Settlement Class.

                    1.27 "Settlement Class Period" means the period

          commencing on August 11, 1995 through and including October 17,

          1995, inclusive.

                    1.28 "Settlement Class Member" or "Member of the

          Settlement Class" means a Person who falls within the definition of the Settlement Class as set forth in Paragraph V.1.26 of the

          Stipulation.

                    1.29 "Settling Parties" means, collectively, each of

          the Defendants and each of the Class Plaintiffs on behalf of themselves and the members of the Settlement Class, and the

          Derivative Plaintiff on behalf of himself and derivatively on behalf of CompuMed.

                    1.30 "Unknown Claims" means any Released Claims which

          any Class Plaintiff, Settlement Class Member, Derivative

          Plaintiff, CompuMed, or current holder of CompuMed common stock does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision to remain a member of the Settlement

          Class or not to object to this settlement.  With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, each of the Class Plaintiffs, the

          Settlement Class Members, the Derivative Plaintiff, CompuMed, and

          the current holders of CompuMed common stock shall be deemed to have, and by operation of the Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law,

          the provisions, rights, and benefits of Section 1542 of the

          California Civil Code, which provides:

                    A general release does not extend to claims which the

                    creditor does not know or suspect to exist in his favor

                    at the time of executing the release, which if known by

                    him must have materially affected his settlement with

                    the debtor.

          Each of the Class Plaintiffs, the Settlement Class Members, the

          Derivative Plaintiff, CompuMed, and the current holders of

          CompuMed common stock, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, waived any and all provisions, rights and benefits conferred by any law of any jurisdiction, including, without limitation, any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the

          California Civil Code.  Each of the Class Plaintiffs, Settlement

          Class Members, the Derivative Plaintiff, CompuMed, and current holders of CompuMed common stock may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the

          Released Claims, but each Class Plaintiff, Settlement Class

          Member, Derivative Plaintiff, CompuMed, and current holder of

          CompuMed common stock, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully,

          finally, and forever settled and released any and all Released

          Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future,

          including, but not limited to, conduct which is negligent,

          intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

                    2.   THE CLASS ACTION AND DERIVATIVE ACTION SETTLEMENT
                         -------------------------------------------------

                         FUNDS.
                         -----

                    2.1  The Class Action Settlement Fund shall consist of

          the following monetary and non-monetary consideration provided for the benefit of Settlement Class Members:

                         (a)  The sum of Nine Hundred Thousand Dollars

          ($900,000) which the Defendants have caused to be paid to the

          Class Escrow Agent.

                         (b)  The Derivative Action Settlement Fund, less

          all fees, costs and expenses which the Court may award out of the

          Derivative Action Settlement Fund, and any interest earned thereon.

                         (c)  Promptly after the Judgment becomes Final,

          the Company shall cause its transfer agent to issue a total of

          1,875,000 warrants (the "Warrants") to purchase shares of common stock of the Company for the benefit of Authorized Claimants and for the purpose of paying the fees, costs and expenses that the

          Court may award counsel for the Class Plaintiffs.  The Warrants shall be distributed to Authorized Claimants and counsel for

          Class Plaintiffs in such manner and amount as the Court may direct, provided however, that the Warrants will become available
                  -------- -------

          for distribution over time as follows: (i) 625,000 Warrants no later than one hundred and eighty (180) days after the Judgment has become Final; (ii) 625,000 Warrants no later than two hundred and ten (210) days after the Judgment has become Final; and

          (iii) 625,000 Warrants no later than two hundred and forty (240)

          days after the Judgment has become Final.  The Warrants shall have a five (5) year term which shall terminate on the fifth anniversary of the date that the Judgment becomes Final.  Each

          Warrant shall have an exercise price of three dollars ($3.00).

                         (d)  The Warrants shall be issued pursuant to the

          exemption from registration set forth in section 3 (a) (10) of the Securities Act of 1933, 15 U.S.C. Section 77c(a)(10).  The

          Warrants shall be validly issued and shall be freely tradable by all recipients.  CompuMed shall use its best efforts to list the warrants for trading on the Nasdaq market system or other

          securities exchanges) as CompuMed's common stock and warrants are then listed and traded.  CompuMed shall use its best efforts to

          (i) issue the Warrants in compliance with the United States securities laws, comply with any applicable state "blue sky"

          securities laws; and (ii) assure that the Warrants will be freely tradable and listed, as provided above, without any restriction after issuance, other than restrictions applicable to persons who may be deemed affiliates of CompuMed, and will be otherwise fully paid, and non-assessable and free from all liens and encum-

          brances.  CompuMed shall use its best efforts to (i) issue the shares of common stock underlying the Warrants in compliance with the United States securities laws, including the Securities Act of 1933, 15 U.S.C. Section 77a, et seq. ("1933 Act"), the
                                          -- ---

           Securities Exchange Act of 1934, 15 U.S.C. Section 78a, et seq.
                                                                   -- ---

          ("1934 Act"), and the rules and regulations of the Securities and

          Exchange Commission ("SEC rules") ; (ii) comply with any

          applicable state "blue sky" securities laws; and (iii) assure that the shares of common stock underlying the Warrants will be freely tradable and listed, as provided above, without any restriction after issuance, other than restrictions applicable to persons who may be deemed affiliates of CompuMed, and will be otherwise fully paid, except that the exercise price must be paid to exercise the Warrants, and non-assessable and free from all liens-and encumbrances.  All costs associated with the issuance and qualification of the Warrants and the underlying shares of common stock shall be borne by CompuMed.

                         (e)  Promptly after the Judgment becomes Final,

          the Company shall cause its stock transfer agent to issue 770,000 shares of CompuMed stock (the "Shares") for the benefit of

          Authorized Claimants and for the purpose of paying the fees,

          costs and expenses of counsel for the Class Plaintiffs as may be awarded by the Court.  The Shares shall be distributed to

          Authorized Claimants and counsel for Class Plaintiffs in such manner and amount as the Court may direct, provided however, that
                                                     -------- -------

          the Shares will become available for distribution over time as follows:  (i) 257,000 Shares no later than one hundred and eighty

          (180)     days after the Judgment has become Final; (ii) 257,000

          Shares no later than two hundred and ten (210) days after the

          Judgment has become Final; and (iii) 256,000 Shares no later than two hundred and forty (240) days after the Judgment has become

          Final.

                    (f)  The Shares shall be issued pursuant to the

          exemption from registration set forth in section 3(a)(10) of the

          1933 Act, 15 U.S.C. Section 77c(a)(10).  The Shares shall be validly issued and shall be freely tradable by all recipients.

          CompuMed shall use its best efforts to list the shares for trading on the Nasdaq market system or other securities exchanges as CompuMed's common stock and warrants are then listed and traded.  CompuMed shall use its best efforts to (i) comply with any applicable state "blue sky" securities laws; and (ii) assure that the shares will be freely tradable and listed, as provided above, without any restriction after issuance, other than

          restrictions applicable to persons who may be deemed affiliates of CompuMed, and will be otherwise fully paid, and non-assessable and free from all liens and encumbrances.  All costs associated with the issuance and qualification of the shares shall be borne by CompuMed.

                         (g)  Subject to the provisions of paragraph V.7.4

          of this Stipulation and the approval of the Court, Class Counsel shall provide CompuMed or its stock transfer agent with the names of counsel for the Class Plaintiffs who are to receive Warrants and Shares for payment of fees, costs and expenses and the number of Warrants and Shares to be issued to such counsel.  Upon completion of the claims administration process, Class Counsel shall provide CompuMed or its stock transfer agent with a list identifying each Authorized Claimant and the number of Warrants and Shares to be issued to such person.  CompuMed shall then direct its stock transfer agent to distribute the Warrants and

          Shares within ten (10) business days of receipt of the list to the persons and in the amounts shown on said list.

                         (h)  The Defendants hereby assign to the Class

          Plaintiffs for the benefit of themselves and the Settlement

          Class, any rights or claims the Defendants may have against

          Montgomery Securities.  The insurer for the Company's directors and officers shall agree to waive its rights to subrogation as against Montgomery Securities.  A copy of the insurer's letter stating its intentions regarding the waiver of subrogation rights is attached hereto as Exhibit D.  All amounts, if any, realized pursuant to the assignment shall be deposited in the Class Action

          Settlement Fund or into another escrow account as may be

          established by Class Counsel for the benefit of the Settlement

          Class.  Nothing in this paragraph or in the Stipulation shall be deemed to be a claim or allegation that Montgomery Securities or any other person acted improperly or has any liability for the alleged acts or omissions that underlie the Litigation.

                         2.2  The Derivative Action Settlement Fund shall

          consist of the following monetary consideration:

                              (a)  The Individual Defendants have caused

          the sum of Four Hundred Thousand Dollars ($400,000) paid to the

          Derivative Escrow Agent, and such funds have been deposited into an interest-bearing escrow account for the benefit of CompuMed.

          After distribution of Derivative Plaintiff's counsels fees and costs, described below (upon the terms and conditions of this

          Stipulation), the balance of the Derivative Settlement Fund shall be transferred by the Derivative Escrow Agent to the Class

          Settlement Fund, described in paragraph V.2.1 above, and be available for further distribution in accordance with the terms and conditions of this Stipulation.

                         (b)  As further consideration for the proposed

          settlement of the Derivative Action, CompuMed has adopted new policies pertaining to (a) trading by insiders or other key employees in the Company's securities; and (b) the approval of material contracts.  Copies of these policies are attached hereto as Exhibits E and F. CompuMed has agreed to keep the essential provisions of these policies in force for at least five (5) years from the date of the Court's approval of the settlement, except as changes may be required by changes in the law or regulation or may be approved by the Court, which shall retain jurisdiction for this purpose.

                    2.3  The Settling Parties will submit to the Court in

          support of their application for final approval of the settlement set forth in this Stipulation such evidence as may be necessary and appropriate upon which the Court may find that the settlement of the Released Claims on the terms and conditions set forth herein is fair, reasonable and adequate and constitutes

          reasonably equivalent value for the release of the Released

          Claims and is a good faith transfer for value within the meaning of the United States Bankruptcy Code and the California version of the Uniform Fraudulent Transfer Act and any other similar law of any other jurisdiction.

                    2.4  Plaintiffs' Settlement Counsel, as Escrow Agents,

          shall invest the cash portion of the Class and Derivative Action

          Settlement Funds in short term treasury bills or money market funds backed by the full faith and credit of the United States

          Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these short term treasury bills or money market funds as they mature in similar instruments at their then current market rates.

                    2.5  Except as otherwise provided in the Stipulation,

          Plaintiffs' Settlement Counsel shall not disburse either the

          Class Action Settlement Fund or the Derivative Action Settlement

          Fund unless the Judgment has become Final.

                    2.6  Subject to further orders and/or directions as may

          be made by the Court, Plaintiffs' Settlement Counsel are

          authorized to execute such transactions on behalf of the

          Settlement Class Members and CompuMed as are consistent with the terms of the Stipulation.

                    2.7  All funds held by the Escrow Agents shall be

          deemed and considered to be in custodia legis of the Court, and
                                         -------- -----

          shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the

          Stipulation and/or further order(s) of the Court.

                    2.8  (a) The Defendants and Plaintiffs, Settlement

          Counsel agree to treat the Class Action and Derivative Action

          Settlement Funds (hereinafter the "Settlement Funds") as being at all times "qualified settlement funds" within the meaning of

          Treas. Reg. Section 1.468B-1.  In addition, Plaintiffs,

          Settlement Counsel and, as required, the Defendants shall jointly and timely make such elections as necessary or advisable to carry out the provisions of this Paragraph V.2.8, including the

          "relation-back election" (as defined in Treas. Reg. Section

          1.468B-1) back to the earliest permitted date.  Such elections shall be made in compliance with the procedures and requirements contained in such regulations.  It shall be the responsibility of

          Plaintiffs, Settlement Counsel or their designated agent to timely and properly prepare, and deliver the necessary

          documentation for signature by all necessary parties, and

          thereafter to cause the appropriate filing to occur.

                         (b)  For the purpose of Section 468B of the

          Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be Plaintiffs,

          Settlement Counsel.  Plaintiffs, Settlement Counsel shall timely and properly file all informational and other tax returns

          necessary or advisable with respect to the Settlement Funds

          (including without limitation the returns described in Treas.

          Reg. Section 1.468B-2(k)).  Such returns (as well as the election described in Paragraph V.2.8(a)) shall be consistent with this

          Paragraph V.2.8 and in all events shall reflect that all taxes

          (including any interest or penalties) on the income earned by the

          Settlement Funds shall be paid out of the Settlement Fund as provided in Paragraph V.2.8(c) hereof.

                         (c)  All (a) taxes (including any interest or

          penalties) arising with respect to the income earned by the

          Settlement Funds, including any taxes or tax detriments that may be imposed upon the Defendants with respect to any income earned by the Settlement Funds for any period during which the Settle-

          ment Funds do not qualify as a "qualified settlement fund" for

          Federal or state income tax purposes ("Taxes") and (b) expenses and costs incurred in connection with the operation and imple-

          mentation of this Paragraph V.2.8 (including, without limitation,

          expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this Paragraph V.2.8) ("Tax

          Expenses"), shall be paid out of the Settlement Funds; in all events the Released Persons shall have no liability or

          responsibility for the Taxes or the Tax Expenses.  Counsel for

          the Class Plaintiffs and Derivative Counsel shall indemnify and hold the Released Persons harmless for Taxes and Tax Expenses

          (including, without limitation, taxes payable by reason of any such indemnification).  Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the

          Settlement and shall be timely paid by Plaintiffs, Settlement

          Counsel out of the Settlement Funds without prior order from the

          Court and the Escrow Agents shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to class members any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax

          Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. Section 1.468B-2(1)(2)); the Released

          Persons are not responsible and shall have no liability therefor.

          The parties hereto agree to cooperate with Plaintiffs, Settlement

          Counsel, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Paragraph V.2.8.

                         (d) For the purpose of this Paragraph

          V.2.8, references to the Settlement Funds shall include both the

          Class Action Settlement Fund and the Derivative Settlement Fund

          and the Class Notice and Administration Fund and shall also include any earnings thereon.

                    2.9  In the event that the Stipulation is not approved,

          or is terminated, canceled, or fails to become effective for any reason, the Class Action and Derivative Action Settlement Funds

          (including accrued interest) less expenses reasonably and

          necessarily incurred in connection with the settlement provided for herein, shall be refunded as described in Paragraph V.8.6 below.

                    3.   NOTICE AND ADMINISTRATION FUND.
                         ------------------------------

                    3.1  Plaintiffs' Settlement Counsel shall establish a

          "Notice and Administration Fund," and may withdraw up to $50,000,

          in the aggregate, from the Class Action and Derivative Action

          Settlement Funds to pay costs and expenses reasonably and

          necessarily incurred in connection with providing notice to the

          Class, mailing and publishing the derivative notice, locating

          Class members, soliciting Class claims, assisting with the filing of claims, administering the Class Action and Derivative Action

          Settlement Funds, distributing the Class Action Settlement Fund to the members of the Settlement Class, processing Proofs of

          Claim and Release and paying escrow fees and costs, if any.  The

          Notice and Administration Fund may also be invested and earn interest as provided for in Paragraph V.2.4 of this Stipulation.

                    3.2  Subject to Paragraph V.3.1 above, all reasonable

          and necessary costs of providing notice and administering the settlement of the Derivative Action, including mailing and publishing Derivative Notice, shall be charged against the

          Derivative Action Settlement Fund.  Subject to the limitations and conditions of Paragraph V.3.1 above, all reasonable and necessary costs of providing notice and administering the

          settlement of the Class Action, including mailing and publishing

          Class Notice, shall be charged against the Class Action

          Settlement Fund.  Defendants shall have no responsibility or liability for any such costs, except contributions to the two

          Funds which have been made on their behalf.

                    4.   NOTICE ORDER AND SETTLEMENT HEARING.
                         -----------------------------------

                    4.1  Promptly after execution of the Stipulation, the

          Settling Parties shall submit the Stipulation together with its

          Exhibits to the Court and shall jointly apply for entry of an order (the "Notice Order"), substantially in the form of

          Exhibit A hereto.  The Notice Order shall specifically include provisions that, among other things, will:

                         (a)  Conditionally certify the Settlement Class,

          as defined in Paragraph V.1.25 above, for the purpose of the settlement contained herein and for the purpose of providing notice to members of the Settlement Class;

                         (b)  Preliminarily approve the Stipulation and the

          settlement set forth herein as being fair, just, reasonable and adequate to the Settlement Class and as to CompuMed and its current holders of common stock;

                         (c)  Approve the form of Notice of Pendency and

          Settlement of Class Action ("Class Notice") (substantially in the form of Exhibit A-1 hereto) and the Notice of Hearing on

          Settlement of Derivative Action ("Derivative Notice")

          (substantially in the form of Exhibit A-4 hereto) (Collectively,

          the "Notices") for mailing to members of the Settlement Class and current holders of CompuMed common stock, respectively;

                         (d)  Approve the form of Proof of Claim and

          Release ("Proof of Claim and Release") (substantially in-the form of Exhibit A-2 hereto) for mailing to members of the Settlement

          Class;

                         (e)  Approve a summary notice of the proposed

          settlement of the Class and Derivative Actions for publication

          (the "Summary Notice") (substantially in the form of Exhibit A-3 hereto);

                         (f)  Direct Plaintiffs, Settlement Counsel to mail

          or cause to be mailed by first class mail the Class Notice and the Proof of Claim and Release to those Persons in the Settlement

          Class who can be identified through reasonable effort, and the

          Derivative Notice to all current holders of CompuMed common stock, on or before the date specified in the Notice Order;

                         (g)  Request that nominees who purchased CompuMed

          common stock during the Settlement Class Period send the Class

          Notice and Proof of Claim and Release form to all beneficial owners of such CompuMed stock within ten days after receipt of the Class Notice or send a list of the names and addresses of such beneficial owners to Class Counsel within ten days of receipt of the Class Notice and direct that nominees who are current holders of CompuMed common stock send the Derivative

          Notice to all beneficial owners for whom they currently hold

          CompuMed common stock within ten days after receipt of the

          Derivative Notice or send a list of the names and addresses of such beneficial owners to Derivative Counsel within ten days of receipt of the Derivative Notice;

                         (h)  Direct Plaintiffs, Settlement Counsel to

          cause the Summary Notice to be published once in the national edition of The Wall Street Journal on or before the date
                     -----------------------

          specified in the Notice Order;

                         (i)  Provide that Settlement Class Members who

          wish to participate in the settlement provided for in this

          Stipulation shall complete and file Proof of Claim and Release forms pursuant to the instructions contained therein and that no portion of the Settlement Fund may be allocated to any claimant unless such claimant has executed and delivered to Class Counsel or their authorized representative a release substantially in the form of paragraph 5, below;

                         (j)  Find that the notice given pursuant to

          subparagraphs (c) - (h) above, constitutes the best notice practicable under the circumstances, including individual notice to all Persons in the Settlement Class and current holders of

          Compumed common stock who can be identified upon reasonable effort, and constitutes valid, due and sufficient notice to all

          Persons in the Settlement Class and all current holders of

          CompuMed common stock, complying fully with the requirements of

          Rules 23 and 23.1 of the Federal Rules of Civil Procedure, the

          Constitution of the United States, and any other applicable law;

                         (k)  Schedule a hearing or hearings (the

          "Settlement Hearing") to be held by the Court to consider and determine whether the proposed settlement of the Litigation as contained in the Stipulation should be approved as fair,

          reasonable and adequate to the Settlement Class, the current holders of CompuMed common stock and CompuMed derivatively and whether the Judgment approving the settlement should be entered;

                         (l)  Provide that Class Members who so desire may

          exercise the right to exclude themselves from the Settlement

          Class but only if they comply with the requirements for so doing as set forth in the Notice of Pendency and Settlement of Class

          Action;

                         (m)  Provide that at or after the Settlement

          Hearing, the Court shall determine whether the proposed Plan of

          Allocation should be approved;

                         (n)  Provide that at or after the Settlement

          Hearing, the Court shall determine and enter an order regarding whether and in what amount attorneys' fees and reimbursement of expenses should be awarded to counsel for Class Plaintiffs and the Derivative Plaintiff;

                         (o)  Provide that pending final determination of

          whether the settlement contained in the Stipulation should be approved, neither the Class Plaintiffs, nor any Settlement Class

          Member, nor the Derivative Plaintiff, nor CompuMed, nor any

          current holder of CompuMed common stock either directly,

          representatively, derivatively, or in any other capacity shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Claims against the

          Defendants;

                         (p)  Provide that any objections to (i) the

          proposed settlement contained in the Stipulation; (ii) entry of the Judgment approving the settlement; (iii) the proposed Plan of

          Allocation; or (iv) the Fee and Expense Applications of counsel for Class Plaintiffs and the Derivative Plaintiff, shall be heard and any papers submitted in support of said objections shall be received and considered by the Court at the Settlement Hearing only if, on or before the date specified in the Notice Order, the

          Class Notice and Derivative Notice, Persons making objections shall file and serve written notice of their intention to appear

          (which shall set forth each objection and the basis therefor) and copies of any papers in support of their position as set forth in the Notice Order, the Class Notice and Derivative Notice;

                         (q)  Provide that the Settlement Hearing may, from

          time to time and without further notice to the Settlement Class or current holders of CompuMed common stock, be continued or adjourned by Order of the Court; and

                         (r)  Provide that, whether or not the Effective

          Date occurs, any Settlement Class Member who does not properly and timely request exclusion from the Settlement Class shall be bound by any and all judgments or settlements entered or approved by the Court, whether favorable or unfavorable to the Settlement

          Class, whether or not the Settlement Class Member submits a Proof of Claim, and whether or not the Settlement Class Member's claim is approved for payment from the Settlement Fund.

                    5.   RELEASES.
                         --------

                    5.1  Upon the Effective Date, as defined in Paragraph

          V.1.15, each of the Settlement Class Members and the Class

          Plaintiffs shall be deemed to have, and by operation of the

          Judgment shall have, fully, finally and forever released,

          relinquished and discharged all Released Claims against the

          Released Persons, whether or not a Settlement Class Member executes and delivers the Proof of Claim and Release.

                    5.2  Upon the Effective Date, each of the Current

          Shareholders of CompuMed common stock, the Derivative Plaintiff and CompuMed shall each be deemed to have, and by operation of the Judgment shall have, fully, finally and forever released,

          relinquished and discharged all Released Claims of a derivative nature against the Released Persons.

                    5.3  Upon the Effective Date, each of Defendants,

          except Howard Mark, M.D., shall be deemed to have, and by

          operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Class

          Plaintiffs, Settlement Class Members, the Derivative Plaintiff,

          the current holders of CompuMed common stock, their counsel and each of their Related Parties, from all claims (including

          "Unknown Claims"), based on, arising out of, relating to, or in connection with the institution, prosecution, assertion,

          settlement or resolution of the Litigation, including the

          settlement set forth in this Stipulation, except for the right to enforce the terms of this Stipulation.

                    5.4  Upon the Effective Date, the Class Plaintiffs and

          the Settlement Class acknowledge full and complete satisfaction of, and do hereby fully, finally and forever settle, release and discharge the Released Persons with respect to the Released

          Claims, whether or not any such member or the Settlement Class executes and delivers a Proof of Claim and Release or

          participates in the Plan of Allocation.

                    6.   ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL
                         -----------------------------------------------

                         AWARDS AND SUPERVISION AND DISTRIBUTION OF
                         ------------------------------------------

                          SETTLEMENT FUND.
                         ----------------

                    6.1  Class Counsel, or their authorized agents, acting

          on behalf of the Settlement Class, and subject to such

          supervision and direction of the Court as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Settlement Class Members and shall oversee distribution of the Net Settlement Fund (defined below) to

          Authorized Claimants.

                    6.2  The Class Action Settlement Fund shall be applied

          as follows:

                         (a)  Subject to Paragraph V.7, to pay the

          attorneys, fees, costs and expenses of counsel to the Class

          Plaintiffs (the "Fee and Expense Award"), if and to the extent allowed by the Court;

                         (b)  Subject to Paragraph V.3, to pay all the

          costs and expenses reasonably and actually incurred in connection with providing notice to the Class, locating Class members,

          soliciting Class claims, assisting with the filing of claims,

          administering and distributing the Net Settlement Fund to the

          Settlement Class, processing Proofs of Claim and Release and paying escrow fees and costs, if any;

                         (c)  To pay the Taxes and Tax Expenses owed by the

          Class Action Settlement Fund; and

                         (d)  To distribute the balance of the Class Action

          Settlement Fund (the "Net Settlement Fund") to Authorized

          Claimants as allowed by the Stipulation, the Plan of Allocation and the Court.

                    6.3  Upon the Effective Date and thereafter, and in

          accordance with the terms of the Stipulation, the Plan of

          Allocation, or such further approval and further order(s) of the

          Court as may be necessary or as circumstances may require, the-

          Net Settlement Fund shall be distributed to Authorized Claimants,

          subject to and in accordance with the following:

                         (a)  within ninety days after the mailing of the

          Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the claims administrator retained by Class Counsel a completed

          Proof of Claim and Release supported by such documents as

          specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

                         (b)  Except as otherwise ordered by the Court, all

          Settlement Class Members who fail to timely submit a Proof of

          Claim and Release within such period, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to the Stipulation and the settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the

          Stipulation, the Settlement and releases contained herein, and the Judgment.

                         (c)  The Net Settlement Fund shall be distributed

          to the Authorized Claimants substantially in accordance with a

          Plan of Allocation to be described in the Notice and approved by the Court.  Class Counsel and the claims administrator intend to seek an order from the Court authorizing the distribution of the

          Net Settlement Fund to Authorized Claimants (the "Distribution

          Order").  Promptly following the filing of the Court's

          Distribution order, Class Counsel or the claims administrator shall (i) instruct CompuMed or its transfer agent as to the total number of Shares and Warrants to be issued to each Authorized

          Claimant, and (ii) provide CompuMed or its transfer agent with the names and addresses of the Authorized Claimants to whom such

          Shares and Warrants are to be issued.  If the Court's

          Distribution Order is filed prior to the date for the initial distribution of the Shares and Warrants (as set forth in

          paragraph V.2.1(c) and (e) above), then Class Counsel and

          CompuMed shall cooperate in causing the Shares and Warrants to be promptly distributed to Authorized Claimants as such Shares and

          Warrants become available for distribution.  If some or all of the Shares and Warrants become available for distribution prior to the filing of the Court's Distribution Order, then Class

          Counsel and Compumed shall cooperate in issuing to Authorized

          Claimants such Shares and Warrants as are then available for distribution promptly following the filing of the Distribution

          Order.

                    6.4  The Released Persons shall have no responsibility

          for, interest in, or liability whatsoever with respect to the investment or distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, calculation or payment of claims, the payment or withholding of taxes, or any losses incurred in connection therewith.  However, nothing herein is intended to release the Defendants from their obligation to cooperate with Class Counsel or their designated agent in causing the Shares and Warrants to be issued by the Company's transfer agent as provided in Paragraphs V.2.1(c) and (e), above.

                    6.5  No Person shall have any claim against any

          Released Persons, Class Counsel, Derivative Counsel, any claims administrator or other agent designated by Class Counsel based on the distributions made substantially in accordance with the

          Stipulation and the settlement contained herein, the Plan of

          Allocation, or further orders of the court.

                    6.6  It is understood and agreed by the Settling

          Parties that any proposed Plan of Allocation of the Net

          Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant's Claim set forth therein, is not a part of the Stipulation and is to be considered by the Court

          separately from the Court's consideration of the fairness,

          reasonableness and adequacy of the settlement set forth in the

          Stipulation, and any order or proceedings relating to the Plan of

          Allocation shall not operate to terminate or cancel the

          Stipulation or affect the finality of the Court's Judgment approving the Stipulation and the settlement set forth herein, or any other orders entered pursuant to the Stipulation.

                    7.   ATTORNEY'S FEES AND REIMBURSEMENT OF EXPENSES.
                         ---------------------------------------------

                    7.1  The Class Plaintiffs or their counsel may submit

          an application or applications (the "Class Fee and Expense

          Application") for distributions to them from the Class Action

          Settlement Fund for: (i) an award of attorneys' fees of up to 33-

          1/3 percent of the aggregate total of the Class Action Settlement

          Fund, including the cash value of the Fund, the Shares, the

          Warrants and any interest earned on the Fund; plus (ii)

          reimbursement of actual expenses and costs, including the fees of any experts or consultants incurred in connection with

          prosecuting the Litigation.  Class Counsel reserve the right to make additional applications for fees and expenses incurred in connection with the giving of Notice to the Settlement Class,

          administering the Class Action Settlement Fund or addressing other claims administration matters.

                    7.2  The Derivative Plaintiff or his counsel may submit

          an application (the "Derivative Fee and Expense Application") for

          distributions to Derivative Counsel from the Derivative Action

          Settlement Fund for: (i) an award of attorneys' fees of up to 33-

          1/3 percent of the Derivative Action Settlement Fund (including interest from such fund); plus (ii) reimbursement of actual expenses and costs, including the fees of any experts or

          consultants incurred in connection with prosecuting and settling the Litigation.

                    7.3  Nothing in the Stipulation shall be construed to

          provide the Defendants with standing to challenge or question any

          Fee and Expense Application by counsel for Class Plaintiffs and the Derivative Plaintiff, or any Fee and Expense Award to counsel for Class Plaintiffs and the Derivative Plaintiff or to their experts or consultants, and the Defendants agree not to object or take any position with regard to the Class Fee and Expense

          Application or Derivative Fee and Expense Application.

                    7.4  Derivative Counsel shall be entitled to receive

          the payment of attorneys, fees and costs in the full amount approved by the Court solely from the Derivative Settlement Fund within five (5) business days after entry of the Court order approving such fees and costs and approving the Settlement set forth herein, whether or not objections to the amount of fees or costs are lodged with the Court, subject to written assurances and security satisfactory to Defendants as to repayment thereof by Derivative Counsel in the event of a reduction or reversal of the fees or costs awarded after appeal.  Counsel for the Class

          Plaintiffs shall be entitled to receive the payment of a certain portion (to be determined by the Court) of their attorneys, fees and costs approved by the Court solely from Class Settlement Fund within five (5) business days after entry of the Court order approving such fees and costs and approving the settlement set forth herein, whether or not objections to the amount of fees or costs are lodged with the Court, subject to written assurances and security satisfactory to Defendants as to repayment thereof by counsel for the Class in the event of a reduction or reversal of the fees or costs awarded after appeal.  The remainder of the

          Plaintiffs' fees and costs of counsel for the Class Plaintiffs,

          including fees and costs for which such counsel shall be

          compensated from the Shares and Warrants, shall be paid out to counsel for the Class Plaintiffs promptly upon their issuance as provided in paragraph V.2.1 above.  Prior to the date of the initial distribution of Shares and Warrants (as set forth in paragraphs V.2.1(c) and (e) above), Class Counsel shall instruct

          CompuMed or its transfer agent as to the total amount of Shares and Warrants to be issued to counsel for the Class Plaintiffs and provide the names and addresses of the Persons to whom such

          Shares and Warrants are to be issued.  Thereafter, CompuMed or its transfer agent shall use such instructions or any modified instructions that Class Counsel may furnish to promptly issue the

          Shares and Warrants to counsel for the Class Plaintiffs as such

          Shares and Warrants become available for distribution.

                    7.5  The procedure for and the allowance or

          disallowance by the Court of any applications by any of the counsel to the Class Plaintiffs and the Derivative Plaintiff for

          attorneys' fees, costs and expenses, including the fees of experts and consultants, to be paid out of the Settlement Fund,

          are not part of the Settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or

          proceedings relating to the Fee and Expense Applications, or any appeal from any order relating thereto or reversal or

          modification thereof, shall not operate to terminate, modify or cancel the Stipulation, or affect or delay the finality of the

          Judgment approving the Stipulation and the settlement of the

          Litigation set forth herein.

                    8.   CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL,
                         ------------------------------------------------

                         CANCELLATION OR TERMINATION.
                         ---------------------------

                    8.1  The Effective Date of the Stipulation shall be

          conditioned on the occurrence of all of the following events:

                         (a)  CompuMed and the Individual Defendants have

          fully complied with Paragraphs V.2.1 and V.2.2 above;

                         (b)  The Court has entered the Notice Order, as

          required by Paragraph V.4, above;

                         (c)  The Potential Claim Amount of Class Members

          who file valid and timely Requests for Exclusion from the

          Settlement Class is less than the amount set forth in Exhibit C hereto, or, in the alternative, the Defendants have not exercised their option to withdraw from the settlement in accordance with the procedures set forth in Exhibit C or as provided for in paragraph V.8.4., below;

                         (d)  The Court has entered the Judgment in the

          form of Exhibit B, or such other form of judgment as is agreed upon by counsel for Settling Parties, which includes, among other provisions, the Good Faith Order and a finding by the Court that the Shares and Warrants issued pursuant to paragraphs V.2.1(c)

          and (e), above, are exempt from the registration requirements of the 1933 Act, pursuant to Sections 3(a)(10) and 4(l) thereof;

                         (e)  The Judgment has become Final, as defined in

          V.1.16, above.

                    8.2  Upon the occurrence of all of the events

          referenced in Paragraph V.8.1 above, any and all remaining interest or right of the Defendants and the Insurer in or to the

          Settlement Fund, if any, shall be absolutely and forever

          extinguished and the Defendants and the Insurer shall have no further liability or obligation whatsoever with respect to the payments made by them to the Settlement Fund.

                    8.3  If prior to the Settlement Hearing, Persons who

          otherwise would be members of the Settlement Class have filed with the Court timely requests for exclusion ("Requests for

          Exclusion") from the Settlement Class in accordance with the provisions of the Notice Order and the Class Notice given

          pursuant thereto, and such Persons in the aggregate have a

          Potential Claim Amount (as that term is defined in Exhibit C) in an amount greater than the sum specified in Exhibit C, the

          Defendants shall have, in their sole and absolute discretion, the option to terminate this Stipulation in accordance with the procedures set forth in Exhibit C.  Copies of all Requests for

          Exclusion received, together with copies of all written

          revocations of Requests for Exclusion shall be delivered to counsel for Defendants promptly after they are received by

          Plaintiffs' counsel and, in any event, no later than five court days before the Settlement Hearing(s).

                    8.4  Defendants shall also have the right to withdraw

          from the proposed settlement set forth in this Stipulation, if,

          on the date five days prior to the Settlement Hearing, the average trading price of CompuMed common stock during the

          immediately preceding ten trading days is less than $1 per share.

                    8.5  If all of the conditions specified in Paragraph

          V.8.1 are not met, then the Stipulation shall be canceled and terminated at the election of any party hereto, thirty days after written notice is served on counsel for the remaining parties unless after receipt of such notice, Class Counsel, Derivative

          Counsel and counsel for the Defendants mutually agree in writing to proceed with the Stipulation.

                    8.6  Unless otherwise ordered by the Court, in the

          event the Stipulation shall terminate, or be canceled, or shall not become effective for any reason, within five business days after written notification of such event is sent by counsel for

          Defendants to the Class Counsel and Derivative Counsel, the Class

          Action Settlement Fund and Derivative Action Settlement Fund

          (including accrued interest), less expenses reasonably and necessarily incurred in connection with the settlement provided for herein, shall be refunded to the Defendants and/or their insurer by the Escrow Agent.  In such event, the Defendants and/or their insurer in proportion to their respective

          contributions to the Class Action and Derivative Action

          Settlement Funds shall also be entitled to any tax refund owing to such Settlement Funds.  At the request of the Defendants,

          and/or their insurer, the Escrow Agent, claims administrator or their designee shall apply for any such refund and pay the proceeds, after deduction of any fees or expenses incurred in connection with such applications for refund, to the Defendants and/or the insurer in proportion to their respective

          contributions.

                    8.7  In the event that the Stipulation is not approved

          by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, all Persons and the Settling Parties shall be restored to their respective positions in the Litigation as of July 31, 1996.

          In such event, the terms and provisions of the Stipulation, with the exception of Paragraphs V.2.4-2.9, 6.4, 6.5, 7.5, 8.5-8.7,

          9.3, 9.8-9.12 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in this

          Litigation or in any other proceeding for any purpose and any

          Judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro
                                                                ---- ---

          tunc.
          ----

                    8.8  In the event that the Stipulation is not approved

          by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall, within two weeks of such occurrence, jointly move for a status conference with the Court to be held on the Court's first available date.  At such status conference, the Settling Parties shall ask for the Court's assistance in scheduling continued proceedings in the Litigation as between the Settling Parties.  None of the Settling Parties shall file or serve any further motions (except as may be

          necessary to exercise their rights under the settlement set forth in this Stipulation) or discovery requests on any of the other

          Settling Parties or their Related Parties in connection with this

          Litigation pending such status conference, nor shall any response be due by any Settling Party or its Related Parties to any

          outstanding discovery by any other Settling Party pending such status conference.

                    9.   MISCELLANEOUS PROVISIONS.
                         ------------------------

                    9.1  The Settling Parties (a) acknowledge that it is

          their intent to consummate this agreement; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

                    9.2  The Settling Parties intend this settlement to be

          a final and complete resolution of all disputes between them with respect to the Litigation and the Released Claims and intend to be bound by the Stipulation regardless of any intervening change in the law that might affect the rights of the Plaintiffs or the

          Defendants in the Litigation.  The Settling Parties agree that the terms of the Stipulation reflect a good faith settlement of the claims asserted by the Class Plaintiffs and the Derivative

          Plaintiff, reached voluntarily after consultation with legal counsel.

                    9.3  Neither the Stipulation nor the settlement, nor

          any act performed or document executed pursuant to or in

          furtherance of the Stipulation or the settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Released Persons, including, but not limited to,

          any assertions in connection with or arising from the resolution of the Litigation; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons in any civil, criminal or

          administrative proceeding in any court, administrative agency or other tribunal.  Notwithstanding the foregoing, the Stipulation may be used to consummate or enforce the Stipulation, the

          settlement or the Judgment, and the Released Persons may file the

          Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good
                           --- --------

          faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

                    9.4  All of the Exhibits to the Stipulation are

          material and integral parts hereof and are fully incorporated herein by this reference.

                    9.5  The Stipulation may be amended or modified only by

          a written instrument signed by or on behalf of all Settling

          Parties or their respective successors-in-interest.

                    9.6  The Stipulation and the Exhibits attached hereto

          constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and

          memorialized in such documents.

                    9.7  Class Counsel, on behalf of the Settlement Class,

          and Derivative Counsel, on behalf of the current holders of

          CompuMed common stock, are expressly authorized by the Class

          Plaintiffs and the Derivative Plaintiff to take all appropriate action required or permitted to be taken by the Settlement Class and the current holders of CompuMed common stock pursuant to the

          Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the

          Stipulation on behalf of the Settlement Class and the current holders of CompuMed common stock which they deem appropriate.

                    9.8  Each counsel or other Person executing the

          Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

          Each of the Settling Defendants, the Class Plaintiffs and the

          Derivative Plaintiff, represent and warrant that he, she or it is entering into this settlement free of any duress or coercion of any kind, is properly authorized to enter into this settlement,

          has not voluntarily assigned any right with respect to any matter encompassed by any Release and will hold all other parties harmless as a result of any voluntary assignment of such matter.

                    9.9  The Stipulation may be executed in one or more

          counterparts.  All executed counterparts and each of them shall be deemed to be one and the same instrument.  Counsel for the parties to the Stipulation shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court.

                    9.10 The Stipulation shall be binding upon, and inure

          to the benefit of, the successors, heirs, executors,

          administrators, legal representatives and assigns of the parties hereto or their Related Parties.

                    9.11 The Court shall retain jurisdiction with respect

          to implementation and enforcement of the terms of the

          Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the

          settlement embodied in the Stipulation.

                    9.12 The Stipulation and the Exhibits hereto shall be

          considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State's choice of law principles.



                    IN WITNESS WHEREOF, the parties hereto have caused the

          Stipulation to be executed, by their duly authorized attorneys,

          as of August 7, 1997.



                                        MARC M. SELTZER (54534)
                                        GEORGE A. SHOHET (112697)
                                        CORINBLIT & SELTZER
                                        A Professional Corporation
                                        3700 Wilshire Boulevard, Suite 820
                                        Los Angeles, CA 90010-3085
                                        Telephone:  (213) 380-4200

                                        Chairman of Executive Committee
                                        of Counsel for Plaintiffs

                                        KEVIN P. RODDY (128283)
                                        MILBERG WEISS BERSHAD
                                           HYNES & LERACH LLP
                                        355 South Grand Avenue,
                                        Suite 4170
                                        Los Angeles, CA 90071
                                        Telephone: (213) 617-9007

                                        -and-

                                        WILLIAM S. LERACH (68581) HENRY
                                        ROSEN (156963)
                                        MILBERG WEISS BERSHAD
                                           HYNES & LERACH LLP
                                        600 West Broadway, Suite 1800 San
                                        Diego, CA 92101

                                        ARTHUR N. ABBEY
                                        JOSHUA N. RUBIN
                                        ABBEY, GARDY & SQUITIERI, LLP
                                        212 East 39th Street
                                        New York, NY 10016
                                        Telephone:  (212) 889-3700

                                        Members ofthe Executive Committee
                                        of Counselfor Plaintiffs


                                        By /s/ Marc M. Seltzer
                                          ---------------------------------
                                                 Marc M. Seltzer
                                            Attorneys for Class Plaintiffs


                                        ROBERT C. SCHUBERT (62684)
                                        JUDEN JUSTICE REED (153748)
                                        SCHUBERT & REED LLP
                                        Two Embarcadero Center,
                                           Suite 1050
                                        San Francisco, CA 94111
                                        Telephone:  (415) 788-4220


                                        By /s/ Robert C. Schubert
                                          ---------------------------------
                                               Robert C. Schubert
                                           Member of the Executive
                                           Committee and Attorneys for the
                                           Derivative Plaintiff



                                        DAVID SIEGEL (101355)
                                        PATRICK O. HUNNIUS (174633)
                                        IRELL & MANELLA LLP
                                        1800 Avenue of the Stars,
                                           Suite 900
                                        Los Angeles, CA 90067-4276
                                        Telephone:  (310) 277-1010


                                        By /s/ Patrick O. Hunnius
                                          ---------------------------------
                                          David Siegel (Patrick O. Hunnius)
                                          Attorneys for Outside Director
                                          Defendants Robert Funari,
                                          Robert Stuckelman, and
                                          Russell Walker


                                        JEFFREY S. GORDON (76574)
                                        KAYE, SCHOLER, FIERMAN, HAYS
                                          & HANDLER, LLP
                                        1999 Avenue of the Stars,
                                           Suite 1600
                                        Los Angeles, CA  90067
                                        Telephone:  (310) 788-1000



                                        By /s/ Jeffrey S. Gordon
                                           --------------------------------
                                                 Jeffrey S. Gordon
                                           Attorneys for Defendants
                                           CompuMed, Inc., Rod N. Raynovich
                                           and DeVere B. Pollom